EXHIBIT 99.1
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                        Reznick Group, P.C.
                        7700 Old Georgetown Road, Suite 400
                        Bethesda, Maryland  20814-6224
                        Tel: (301) 652-9100
                        Fax: (301) 652-1848
                        www.reznickgroup.com




                 CONSENT OF REZNICK GROUP, P.C., INDEPENDENT
                      REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in the registration statement on Form S-8 (Nos. 333-89594, 333-89598, 333-89622, 333-08813, and
333-08815) and on Form S-3 (Nos. 333-110669, 333-83923, 333-74300, 333-
70076, 333-83923, 333-65503, 333-57327, 333-24433, 333-08819, 33-93120 and
33-89508) of AMLI Residential Properties Trust of our report dated December 3, 2004 with respect to the Historical Statement of Revenue in Excess of Certain Expenses of AMLI at Kirkland Crossing for the year ended
December 31, 2003, our report dated December 3, 2004 with respect to the Historical Statement of Revenue in Excess of Certain Expenses of AMLI at River Run for the year ended December 31, 2003 and our report dated December 3, 2004 with respect to the Historical Statement of Revenue in Excess of Certain Expenses of AMLI at Canterfield for the year ended December 31, 2003. Our reports dated December 3, 2004 each include a paragraph that states that the historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 2, and is not intended to be a complete presentation of the revenue and expenses of AMLI at Kirkland Crossing, AMLI at River Run or AMLI at Canterfield.




/s/ Reznick Group, P.C.



Bethesda, Maryland
December 17, 2004